As filed with the Securities and Exchange Commission on
                      February 15, 2000
                              Registration No. 333-______

   ------------------------------------------------------
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
    ----------------------------------------------------

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
    ----------------------------------------------------
                       CBS CORPORATION
   (Exact Name of Registrant as Specified in its Charter)

   PENNSYLVANIA                       25-0877540
(State or Other Jurisdiction          (I.R.S. Employer
of Incorporation or Organization)     Identification No.)
    ----------------------------------------------------
                     51 WEST 52ND STREET
                  NEW YORK, NEW YORK 10019
                       (212) 975-4321
     (Address, Including Zip Code, and Telephone Number,
  including Area Code, of Registrant's Principal Executive
                          Offices)
    ----------------------------------------------------
                WESTINGHOUSE SAVINGS PROGRAM
                CBS EMPLOYEE INVESTMENT FUND
  INFINITY BROADCASTING CORPORATION EMPLOYEES' 401(k) PLAN
  INFINITY BROADCASTING CORPORATION UNION EMPLOYEES' 401(k)
                            PLAN
                    (Full Title of Plan)
    ----------------------------------------------------

                     ANGELINE C. STRAKA
    VICE PRESIDENT, SECRETARY AND DEPUTY GENERAL COUNSEL
                       CBS CORPORATION
                     51 WEST 52ND STREET
                  NEW YORK, NEW YORK 10019
                       (212) 975-4321
         (Name and Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)
    ----------------------------------------------------





               CALCULATION OF REGISTRATION FEE

Title of             Proposed   Proposed
securities  Amount   maximum    maximum
to be       to be    offering   aggregate       Amount of
regist-     regist-  per        offering        registration
ered        ered     share(2)   price(2)        fee(3)
---------   -------  ---------- ------------    ------------
--

Common
Stock,
par value
$1.00 per
share       7,000,000  $64.50   $451,500,000    $125,517.00

Series A
Preferred
Stock
Purchase
Rights      7,000,000     (4)        (4)          (4)


       ----------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933,this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on February 14, 2000.

(3) Calculated by multiplying its aggregate amount by .000278.

(4) The Series A Preferred Stock Purchase Rights of CBS Corporation are attached to and trade with the shares of CBS Common Stock being registered hereby. The value attributable to such Series A Preferred Stock Purchase Rights, if any, is reflected in the market price of CBS Common Stock.

------------------------------------------------------------

                    EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers 7,000,000 additional shares of common stock, par value $1.00 per share (the "Common Stock"), of CBS Corporation ("CBS") for issuance pursuant to the Westinghouse Savings Program, the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan, and the Infinity Broadcasting Corporation Union Employees' 401(k) Plan (collectively, the "Plans").

                           PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, each as filed with the Securities and Exchange Commission, are incorporated as of their respective dates in this Registration
     Statement by reference:

     *    CBS's Annual Report on Form 10-K, as amended by
          Form 10-K/A, for the year ended December 31, 1998

     * The Annual Reports on Form 11-K for the year ended December 31, 1998 of the Westinghouse Savings Program, the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan, and the Infinity Broadcasting Corporation Union Employees' 401(k) Plan

     *    All other reports filed by CBS pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of
          1934 since December 31, 1998

     * The description of risk factors and unaudited pro forma financial information relating to the Viacom Inc./CBS transactions contained in the Definitive Joint Proxy Statement dated November 26, 1999 filed with the SEC by CBS in connection with the pending Viacom Inc./CBS merger

     *    The description of CBS Common Stock contained in
          CBS's registration statement on Form 10 dated May
          15, 1935 as amended or updated pursuant to the Securities Exchange Act of 1934

     References within this document to:

     * The Form 10-K for the year ended December 31, 1998 refer to that Form 10-K as amended by the Form 10-
          K/A, and

     *    The Form 10-Q for the quarter ended March 31,
          1999, refer to that Form 10-Q as amended by the Form 10-Q/A


     Annual Reports on Form 11-K subsequently filed by the Plans pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and all reports and other documents subsequently filed by CBS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Vernon J. Carpenter, Tax Counsel for CBS and Infinity Broadcasting Corporation ("Infinity"), has provided an opinion regarding the Plans' compliance with the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended. Mr. Carpenter is an employee of CBS and a participant in one of the Plans. As of February 14, 2000, Mr. Carpenter beneficially owned 6,819 shares of CBS Common Stock, including 6,333 shares issuable on exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     CBS is incorporated under the laws of the Commonwealth of Pennsylvania.

     Section 1741 of the Pennsylvania Business Corporation Law ("PBCL") empowers a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the PBCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification will not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 of the PBCL provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in such action or proceeding, he or she will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such action or proceeding.

     Section 1745 of the PBCL provides that expenses, including attorneys' fees, incurred in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding on receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the PBCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     CBS provides for indemnification of its directors and officers pursuant to Article ELEVEN of its Restated Articles of Incorporation and Article XVII(B) of its Bylaws. Article ELEVEN of CBS's Restated Articles of Incorporation and
Article XVII(B) of CBS's Bylaws provide in effect that, with respect to actions or proceedings based on acts or omissions on or after January 27, 1987 and unless prohibited by applicable law, CBS will indemnify directors and officers against all expenses, including attorney's fees, judgments, fines and amounts paid in settlement incurred in connection with any such actions or proceedings, subject to certain limitations in the case of actions by such persons against CBS. Under Article XVII(B), CBS will also advance amounts to any director or officer during the pendency of any such actions or proceedings against expenses incurred in connection with such actions or proceedings, provided that, if required by law, CBS receives an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified under such Article. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled. Article XVII(B) of CBS's Bylaws provides that the right of a director or officer to such indemnification and advancement of expenses will be a contract right and further provides procedures for the enforcement of such right.

     As authorized by Article ELEVEN of its Restated Articles of Incorporation, CBS has purchased directors' and officers' liability insurance policies indemnifying its directors and officers and the directors and officers of its subsidiaries against claims and liabilities, with stated exceptions, to which they may become subject by reason of their positions with CBS or its subsidiaries as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

   EXHIBIT
   NO.         DESCRIPTION
   ------ ----------------------

     4.1 The Restated Articles of Incorporation of CBS, as amended to October 27, 1999, are incorporated by reference to Exhibit 3(b) to CBS's Form 10-Q for the quarter ended September 30, 1999

     4.2 The Bylaws of CBS, as amended to May 4, 1999, are incorporated by reference to Exhibit 3(b) to CBS's Form
          10-Q for the quarter ended June 30, 1999

  4.3 The CBS Rights Agreement is incorporated by reference to Exhibit 1 to CBS's Form 8-A filed on January 9, 1996

* 5.1     Opinion of Vernon J. Carpenter, Esquire, Tax
          Counsel for CBS and Infinity as to the
          qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended

* 23.1    Consent of Tax Counsel to CBS  and Infinity contained in
	    the opinion filed as Exhibit 5.1

* 23.2    Consent of KPMG LLP

* 24      Powers of Attorney

------------------
*    Filed herewith

ITEM 9.  UNDERTAKINGS

     CBS hereby undertakes:

* to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

* that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

* to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

* that, for purposes of determining any liability under the Securities Act of 1933, each filing of CBS's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

* insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CBS pursuant to the foregoing provisions, or otherwise, CBS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by CBS of expenses incurred or paid by a director, officer or controlling person of CBS in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, CBS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of February, 2000.


               CBS CORPORATION

               By:    /s/ Angeline C. Straka
                  ---------------------------
                     Name:    Angeline C. Straka
                     Title:   Vice President, Secretary and
                              Deputy General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 15th day of February, 2000, in the capacities indicated:

SIGNATURE                          TITLE

*                                  Director
------------------------------
(George H. Conrades)

  *                                Director
_____________________________
(Martin C. Dickinson)

  *                               Director
------------------------------
(William H. Gray III)

*                                  President and Chief
                                   Executive Officer
------------------------------     and Director
(Mel Karmazin)                     (principal executive officer)


  *                               Director
------------------------------
(Jan Leschly)

  *                                President and Chief
                                   Executive Officer,
------------------------------     CBS Television, and
(Leslie Moonves)                   Director


  *                               Chairman and Director
------------------------------
(David T. McLaughlin)

  *                               Director
------------------------------
(Richard R. Pivirotto)

  *                               Director
------------------------------
(Raymond W. Smith)

  *                               Director
------------------------------
(Dr. Paula Stern)

  *                               Director
------------------------------
(Patty Stonesifer)

  *                               Director
------------------------------
(Robert D. Walter)

  *                                Executive Vice President
                                   and Chief Financial
-------------------------------    Officer (principal
(Fredric G. Reynolds)              financial officer)


  *                                Vice President and
------------------------------     Controller (principal
(Robert G. Freedline)              accounting officer)





*By  /s/ Angeline C. Straka
     -----------------------
     Angeline C. Straka
     Attorney-In-Fact

INDEX OF EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

EXHIBIT
NO.       DESCRIPTION
--------- --------------------

5.1       Opinion of Vernon J. Carpenter, Esquire, Tax
          Counsel for CBS and Infinity, as to the
          qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended

23.1.1    Consent of Tax Counsel to CBS and Infinity -
          contained in the opinion      filed as Exhibit 5.1

23.2      Consent of KPMG LLP

24        Powers of Attorney